                                                                  Exhibit 3.23

                                                               [stamped] FILED
                                                            In the Office of the
                                                     Secretary of State of Texas
                                                                     DEC 31 2002
                                                            Corporations Section

                             ARTICLES OF CONVERSION

                                       OF

                      ADVANCED TEL-COM SYSTEMS CORPORATION

      Pursuant to the provisions of article 5.17 of the Texas Business Corporation Act and section 6132b-9.05 of the Texas Revised Partnership Act, the undersigned converting entity certifies the following Articles of Conversion adopted for the purpose of effecting a conversion in accordance with the provisions of the Texas Business Corporation Act and the Texas Revised Limited Partnership Act.

      1. A plan of conversion was approved and adopted in accordance with the provisions of article 5.03 of the Texas Business Corporation Act providing for the conversion of Advanced Tel Com Systems Corporation a corporation incorporated under the Texas Business Corporation Act, to Advanced Tel-Com Systems, L.P., a Texas limited partnership.

      2. An executed plan of conversion is on file at the principal place of business of the converting entity at 201 E. John Carpenter Freeway, Suite 200, Las Colinas Tower I, Irving, TX, 75062-2707 and, from and after the conversion, an executed plan of conversion will be on file at the principal place of business of the converted entity at 201 E. John Carpenter Freeway, Suite 200, Las Colinas Tower I, Irving, TX, 75062-2707.

      3. A copy of the plan of conversion will be furnished by the converting entity (prior to the conversion) or by the converted entity (after the conversion) on written request and without cost to any shareholder or member of the converting entity or the converted entity.

      4. The approval of the plan of conversion was duly authorized by all action required by the laws under which Advanced Tel-Com Systems Corporation is incorporated and by its constituent documents. The number of outstanding shares entitled to vote is 10,000.

      5. The number of shares voted for and against the plan of conversion, respectively, are as follows:

            Total Voted For: 10,000

            Total Voted Against: -0-

      6. Two copies of the Certificate of Limited Partnership of Advanced Tel-Com Systems, L.P. which is to be created pursuant to the plan of conversion are being filed with the Secretary of State with the Articles of Conversion. A copy of the Certificate of Limited Partnership of Advanced Tel-Com Systems, L.P. is attached as an exhibit to these Articles of Conversion.
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      7. Advanced Tel-Com Systems, LP. will be responsible for the payment of all fees and franchise taxes for which the Advanced Tel-Com Systems Corporation is liable, and further, Advanced Tel-Com Systems, LP. will be obligated to pay such fees and franchise taxes if the same are not timely paid.

      8. The conversion will become effective at 11 :59 p.m. December 31, 2002, in accordance with the provisions of article 10.03 of the Texas Business Corporation Act and section 2.12 of the Texas Revised Limited Partnership Act.

                                    ADVANCED TEL-COM SYSTEMS CORPORATION

                                    By: /s/ William J. Ojile, Jr.
                                        -------------------------
                                    William J. Ojile, Jr.
                                    Secretary

                      PLAN OF CONVERSION AND REORGANIZATION

1. This Plan of Conversion and Reorganization is entered into between Advanced Tel-Com Systems Corporation, a Texas business corporation, and Advanced Tel-Com Systems, L.P., a Texas limited partnership.

2.    The name of the converting entity is Advanced Tel-Com Systems
      Corporation.

3.    The name of the converted entity is Advanced Tel-Com Systems, L.P.

4. Advanced Tel-Com Systems Corporation, the converting entity, is continuing its existence in the organizational form of Advanced Tel-Com Systems, L.P. Advanced Tel-Com Systems, L.P. shall continue the historic business of Advanced Tel-Com Systems Corporation using the historic business assets of Advanced Tel-Com Systems Corporation.

5. Advanced Tel-Com Systems, L.P., the converted entity, is to be a limited partnership formed under the laws of the State of Texas.

6. Kerrville Communications Enterprises, LLC, the sole limited partner of Advanced Tel-Com Systems, LP., will receive a 99% limited partner interest in the capital of Advanced Tel-Com Systems, L.P. and a 99% sharing percentage interest in the profits and losses of Advanced Tel-Com Systems, L.P. in exchange for 9,900 shares of Advanced Tel-Com Systems Corporation common stock, no par value, which Kerrville Communications Enterprises, LLC owns. Kerrville Communications Management, LLC, the sole general partner of Advanced Tel-Com Systems, LP., will receive a 1 percent (1%) general partner interest in capital of Advanced Tel-Com Systems, LP., and a 1 percent (1 %) sharing percentage interest in the profits and losses of Advanced Tel-Com Systems, L.P. in exchange for 100 shares of Advanced Tel-Com Systems Corporation common stock, no par value, which Kerrville Communications Management, LLC owns.

7. This Plan of Conversion and Reorganization is intended to effect a reorganization under Internal Revenue Code Section 368(a)(1)(F).

8. The Articles of Incorporation, as amended, of Advanced Tel-Com Systems Corporation are attached hereto as an exhibit.

9. The Certificate of Limited Partnership of Advanced Tel-Com Systems, LP. is attached hereto as an exhibit.

10. This Plan of Conversion and Reorganization is to be effective as of 11:59 p.m. on December 31, 2002.

   [Remainder of page intentionally left blank. Signature page(s) follow.]

Dated this 31st day of December, 2002.

                                    ADVANCED TEL-COM SYSTEMS CORPORATION
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                                    By: /s/ William J. Ojile, Jr.
                                        -------------------------
                                    William J. Ojile, Jr.
                                    Secretary

                                    ADVANCED TEL-COM SYSTEMS, L.P.

                                    By: Kerrville Communications Management,
                                    LLC, its general partner

                                    By: /s/ William J. Ojile, Jr.
                                        -------------------------
                                    William J. Ojile, Jr.
                                     Manager
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[SEAL] Office of the Secretary of State
Corporations Section
P.O. Box 13697
Austin, Texas 78711-3697

                       CERTIFICATE OF LIMITED PARTNERSHIP

1.    The name of the limited partnership is: Advanced Tel-Com Systems, L.P.

2. The street address of its proposed registered agent in Texas is (a P.O. Box is not sufficient):
      One Commodore Plaza, 800 Brazos, Austin, TX 78701;

      And the name of its proposed registered agent in Tens at such address is:

            Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company

3. The address of the principal office in the United States where records of the partnership are to be kept or made available is: 201 E. John Carpenter Freeway, Suite 200, Las Colinas Tower I, Irving, TX 75062-2707

4. The name, the mailing address and the street address of the business or residence of each general partner are as follows:

      NAME: Kerrville Communications Management, LLC

      MAILING ADDRESS (include city, state, zip code):
      201 E. John Carpenter Freeway, Suite 200, Las Colinas Tower I, Irving, TX 75062-2707

      STREET ADDRESS (include city, state, zip code):
      201 E. John Carpenter Freeway, Suite 200, Las Colinas Tower I, Irving, TX 75062-2707

5. The partnership is being created pursuant to that certain Plan of Conversion, effective as of December 31, 2002, for Advanced Tel-Com Systems Corporation, a Texas corporation.

6.    Information regarding the prior form of organization, is as follows:

            (a)  Name:  Advanced Tel-Com Systems Corporation
            (b)  Address:     955 Water Street, Kerrville, TX 78028
            (c)  Prior form of organization: Texas business corporation
            (d)  Date of incorporation: March 18, 1982
            (e)  Jurisdiction: Texas.


                                   EXHIBIIT A
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                                    Kerrville Communications Management, LLC

                                    By: Kerrville Communications Corporation,
                                    its sole member

                                    By: /s/ William J. Ojile, Jr.
                                        -------------------------
                                    William J. Ojile, Jr.
                                    Secretary


                                       2

                                   EXHIBIT A